Exhibit 10.9

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

THE BRIGHAM AND WOMEN’S HOSPITAL, INC.

EXCLUSIVE PATENT LICENSE AGREEMENT

BWH Agreement No: [***]

BWH Case No: [***], [***], and [***]

This License Agreement (“Agreement”) is made as of the 15th day of September, 2020 (“Effective Date”), by and between Advantagene, Inc., a Delaware corporation, having a principal place of business at 440 Lexington Avenue, Auburndale, MA 02466 (“Company”) and The Brigham and Women’s Hospital, Inc., a not-for-profit Massachusetts corporation, with a principal place of business at 75 Francis Street, Boston, Massachusetts 02115 (“Hospital”), each referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

Under research programs funded by Hospital and the U.S. Government, Hospital through research conducted by Dr. Ennio Antonio Chiocca (“Principal Investigator”), has developed inventions pertaining to an oncolytic Herpes simplex virus which has been modified for treatment of glioma, including but not limited glioblastoma multiforme, in patients.

Hospital, as a center for patient care, research and education, is the owner of certain Patent Rights (defined below) covering the oncolytic Herpes simplex virus and desires to grant a license of those Patent Rights to Company in order to benefit the public by disseminating the results of its research via the commercial development, manufacture, distribution and use of Licensed Products (defined below). Company has the capability to commercially develop, manufacture, distribute and use Licensed Products for public use and benefit and desires to license such Patent Rights.

Hospital and Company previously entered into an Exclusive Option Agreement for the Patent Rights on January 20, 2018 (BWH Agreement No.: A224945) in which Company has agreed to support a clinical trial at the Hospital for treatment of glioma patients with the oncolytic Herpes simplex virus described in the Patent Rights.

For good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.    CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings, unless the context requires otherwise.

1.1    “Acquisition” shall have the meaning set forth in Section 4.4 (a)(iv).

1.2    “Affiliate” with respect to either Party means any corporation or other legal entity other than that Party in whatever country organized, controlling, controlled by or under common control with that Party. The term “control” means (i) in the case of Company, direct or indirect ownership of fifty percent (50%) or more of the voting securities having the right to elect directors, and (ii) in the case of Hospital, the power, direct or indirect, to elect or appoint fifty percent (50%) or more of the directors or trustees, or to cause direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

1.3    “BLA” or “Biologics License Application” shall have the meaning set forth in Section 3.1(e).

1.4    “Claim” means (i) an issued claim of any Patent Right that has not been permanently revoked, nor held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction that is unappealable, or unappealed in the time allowed for appeal; and (ii) a pending claim included in the Patent Rights that was filed in good faith and has not been pending for more than [***] years after the first office action and has not been abandoned or finally disallowed without the possibility of appeal or refiling such application. Notwithstanding the foregoing, if any pending claim of the Patent Rights is issued or granted as a patent after [***] years after the first office action, it shall be deemed to be a Claim, subject to the provisions of this paragraph, for the entire period such patent application was pending and for the remainder of the patent term. Further, within [***] days of the patent issue date, Company shall pay Hospital any royalties or milestones due on the pending claim during the period between [***] years after the first office action until the patent is granted and shall continue to pay all applicable royalties and milestones for the remainder of the patent term.

1.5    “Clinical Trial Agreement” means the agreement executed between Company and Hospital to conduct a human clinical research study of rQNestin34.5v.2 in accordance with the study protocol entitled, “A Phase I study of the treatment of recurrent malignant glioma with rQNestin34.5v.2, a genetically engineered HSV-1 virus, and immunomodulation with cyclophosphamide” effective on June 19, 2018, as amended from time to time (MGH Agreement No. 2018A001280).

1.6    “Commercially Reasonable Efforts” solely as applied to Company, means with respect to any objective relating to the research, development, manufacture or commercialization of a Licensed Product, the efforts and resources normally used by a company in the biopharmaceutical industry for a product which is of similar market potential at a similar stage in its development or commercialization, which level of effort is at least commensurate with the level of effort that any party would devote to its own internally discovered and funded products that are of most closely comparable market potential at a most closely comparable stage in their development or product life, taking into account regulatory requirements of safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the Licensed Product, and the cost of scaling up a manufacturing process (including, if applicable, facility costs), and the market potential of the applicable Licensed Product.

1.7    “Derived Product” means any product that was developed using Hospital’s Technological Information for the treatment of Glioma, but which is not covered by any Claim of the Patent Rights.

1.8    “Distributor” means any Third Party entity to whom Company, a Company Affiliate or a Sublicensee has granted, express or implied, the right to distribute any Licensed Product pursuant to Section 2.1(b)(ii), with or without packaging rights, in circumstances where such

Third Party purchases its requirements of Licensed Product(s) from Company or its Affiliates or Sublicensees but does not otherwise make any upfront, royalty or other payment (separate from a payment for supply of Licensed Product) to Company or its Affiliates or Sublicensees with respect to any Licensed Product.

1.9    “FDA” means the United States Food and Drug Administration and any successor thereto.

1.10    “First Commercial Sale” means the initial Sale anywhere in the applicable License Territory of a Licensed Product following approval of a BLA in such License Territory.

1.11    “Glioma” means glioma, including any subset of glioma (for instance, glioblastoma multiforme).

1.12    Joint Steering Committee shall have the meaning set forth in Section 3.2

1.13    “Hospital Team” means Dr. Ennio Antonio Chiocca and representatives of Hospital’ s Innovation Office.

1.14    “IND” means an Investigational New Drug application (as defined in the Food, Drug, and Cosmetic Act) in the United States or a comparable filing in a Major Market Country which is necessary to commence or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

1.15    “License Field” means gene therapy and oncolytic vector therapy for the treatment or prevention of cancerous tumors in humans or animals using an engineered mutant of Herpes simplex virus, except such gene therapy and oncolytic vector therapy in which ICP34.5 expression is under control of the B-myb promoter.

1.16    “License Territory” means worldwide.

1.17    “Licensed Product” means any Product or Derived Product.

1.18    “Market Exclusivity” shall have the meaning set forth in Section 4.5(a)(i).

1.19    “Net Sales” shall be calculated as set forth in this Section 1.19.

(a)	Subject to the conditions set forth below, “Net Sales” means:

(i)

the gross amount billed or invoiced, or if no such bill or invoice is issued the amount received, whichever is greatest, by Company and its Affiliates and Sublicensees for or on account of Sales of Licensed Products;

(ii)	less the following amounts:

(A)	to the extent separately stated on the bill or invoice, actually paid by Company and its Affiliates in effecting such Sale:

1.	amounts repaid or credited by reason of rejection or return of applicable Licensed Products;

2.	government chargebacks, reasonable and customary trade, quantity or cash rebates or discounts to the extent allowed and taken;

3.

amounts for outbound transportation, insurance, handling and shipping, but only to the extent separately invoiced or stated in an invoice in a manner that clearly specifies the charges applicable to specific Licensed Products; and

4.

taxes, customs duties and other governmental charges levied on or measured by Sales of Licensed Products, to the extent separately invoiced or stated in an invoice, whether paid by or on behalf of Company, but not franchise or income taxes of any kind whatsoever.

(B)

the gross amount billed or invoiced, or if no such bill or invoice is issued the amount received, whichever is greatest, by Company and its Affiliates and Sublicensees for or on account of Sales of Licensed Products to Hospital and Hospital’s Affiliates.

(b)

Specifically excluded from the definition of “Net Sales” are amounts attributable to Sale of any Licensed Product between or among Company and any Company Affiliate and/or Sublicensee, unless the transferee is the end purchaser, user or consumer of such Licensed Product.

(c)	No deductions shall be made for any commissions paid to any individuals or for any costs or expenses of collections.

(d)	Net Sales shall be deemed to have occurred and the applicable Licensed Product “Sold” on the earliest of the date of billing, invoicing, delivery or payment or the due date for payment.

(e)

If any Licensed Product is Sold for non-cash consideration (whether or not at a discount), Net Sales shall be calculated based on the non-discounted amount charged to an independent Third Party for the Licensed Product during the same Reporting Period or, in the absence of such transaction, on the fair market value of the Licensed Product, excluding, however, transfer of Licensed Products at no cost pursuant to research and development collaborations and for compassionate use programs and Hospital shall not construe such transfers as “in kind” benefits or compensation.

(f)

In the event Company or an Affiliate or Sublicensee uses an active ingredient (for clarity, an active ingredient shall exclude any routine component, including common buffers and cell culture media) not licensed by Hospital to Company hereunder (“Other Component”) to form a product that is a combination of a

Product or Derived Product (“Licensed Component”) and Other Component(s) (a “Combination Product”), Net Sales for the purposes of calculating the royalty owed to Hospital on Sales of such Licensed Component shall be calculated as described in the subsections below:

(i)

If the Licensed Component and the Other Component contained in the Combination Product(s) are Sold separately (whether as an ingredient for another product or as its own product combined with routine components that may include common buffers and cell culture media) during a given Reporting Period, then the royalty due under Section 4.5 shall be paid on the Licensed Component Net Sales (“LCNS”) calculated as follows:

LCNS = Net Sales of such Combination Product * (A/(A+B));

where “A” (as used in this Section 1.20(f)(i)), is the average invoice price in such country during the current and immediately preceding Reporting Period of any Product or Derived Product that contains the Licensed Component; and

“B” (as used in this Section 1.20(f)(i)), is the average invoice price in such country during such Reporting Period of the Other Components.

(ii)

If the Combination Product contains Licensed Components or Other Components not sold separately, then the LCNS for purposes of determining royalty payments shall be calculated as above, provided, however, that the Parties shall negotiate in good faith over a period of [***] days the value for A and B in the above equation. Notwithstanding the foregoing, if Company owns all material components to the Combination Product, it shall determine the retail price of the Combination Product in good faith and may not use the Licensed Product component as a “loss leader.” If Hospital reasonable believes that the retail price of the Combination Product is unfair because the Company is, in the opinion of Hospital, using the Product as a loss leader, then it may challenge the Company’s allocation of relative value (and thus royalties due to Hospital) pursuant to Section 10.5.

(iii)

Notwithstanding the foregoing calculation of LCNS, Company agrees that it shall not pay a royalty amount to Hospital on any LCNS of such Combination Product that is less than [***]percent ([***]%) of the Net Sales of such unit of Combination Product that includes a Product or that is less than [***]percent ([***]%) of the Net Sales of such unit of Combination Product that includes a Derived Product.

1.20    “Marketing Authorization Approval” or “MAA” means marketing authorization approval (including approval of a BLA) that has been granted for any Product.

1.21    “Major Market Country” means Australia, Canada, China, France, Germany, Italy, Japan, Spain, the United Kingdom, the United States, and South Korea.

1.22    “Non-Royalty Income” means consideration in any form received by Company and/or Company’s Affiliate(s) attributable to a grant of a sublicense or any other right, license, privilege or immunity to make, have made, use, have used, Sell or have Sold Licensed Products, but excluding consideration included within Net Sales. Non-Royalty Income shall include, without limitation, any (i) license signing fee, license issue fee, option fee, maintenance fee, unearned portion of any minimum royalty payment, distribution or joint marketing fee and research and development funding in excess of the cost of performing such research and development, and (ii) consideration received for an equity interest in, extension of credit to, or other investment in Company or Company’s Affiliates to the extent such consideration exceeds the fair market value of the equity or other interest received as determined by an independent appraiser mutually agreeable to the Parties, provided, however, that the fees or consideration described in (i) and (ii) are directly attributable to a grant of a sublicense, license, privilege or immunity. For clarity, Non-Royalty Income shall not include consideration received by the Company’s stockholders pursuant to the disposition or transfer of all, or substantially all, of the Company’s assets, whether by sale, merger, acquisition, operation of law or otherwise.

1.23    “Patent Rights” means, inclusively, the U.S. Patent [***], U.S. Patent [***], and International Patent Application [***], and/or the equivalent of such applications including any division, continuation (but not including continuation-in-part) and/or any foreign patent application or other rights issuing from, or filed subsequent to the date of this Agreement, based on or claiming priority to or from the applications and rights listed on Appendix A, including continuations (but not continuations in part), divisions, reexaminations, extensions, renewals, supplementary protection certificates, registrations, confirmations, and reissues from such applications and rights, and any patents resulting from any application or right including but not limited to Appendix A.

1.24    “Phase 1 Clinical Trial” means a human clinical study in any country involving the initial introduction of an investigational new drug into humans, designed to determine the metabolism and pharmacologic actions of Licensed Product for a particular indication or indications in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness. In the United States, “Phase 1 Clinical Trial” means a human clinical study that satisfies the requirements of 21 C.F.R. §312.21 (a).

1.25    “Phase 2 Clinical Trial” means a human clinical study in any country conducted to evaluate the effectiveness of Licensed Product for a particular indication or indications in patients with the disease or condition under the study and, possibly, to determine the common short-term side effects and risks associated with the Licensed Product. In the United States, “Phase 2 Clinical Trial” means a human clinical study that satisfied the requirements of 21 C.F.R. §312.21 (b).

1.26    “Pivotal Clinical Trial” means an adequate and well-controlled human clinical study, as outlined under 21 C.F.R §314.126 and 21 C.F.R. §312.21 (b) or their foreign equivalents in any Major Market Country, of a Licensed Product or, the results of which are intended to form the final basis for regulatory approval at the time of the commencement of the trial. For avoidance of doubt, a clinical trial that meets the foregoing criteria shall be deemed a Pivotal Clinical Trial regardless of whether it is characterized as a “Phase 2b”, or “Phase 2b/3”, or “Phase 3”.

1.27    “Primary Product” shall have the meaning set forth in Section 3.1.

1.28    “Process” means any process, method or service the use or performance of which, in whole or in part, absent the license granted hereunder would infringe, or is covered by, one or more Claims of the Patent Rights.

1.29    “Product” means any article, device or composition, the manufacture, use, or sale of which, in whole or in part, absent the license granted hereunder would infringe one or more Claims of the Patent Rights.

1.30    “Reporting Period” means each three-month period ending March 31, June 30, September 30 and December 31.

1.31    “Secondary Product” shall have the meaning set forth in Section 3.1.

1.32    “Sell” (and “Sale” and “Sold” as the case may be) means to sell or have sold, to lease or have leased, to import or have imported or otherwise to transfer or have transferred a Licensed Product (and the right to use such Licensed Product or Process) for valuable consideration (in the form of cash or otherwise), and further in the case of a Process to use or perform such Process for the benefit of a Third Party.

1.33    “Sublicensee” means any sublicensee of rights granted in accordance with Section 2.1(a)(iii). For purpose of this Agreement, a Distributor of a Licensed Product shall not be included in the definition of Sublicensee unless such Distributor (a) is granted any right to make, have made, use or have (other than for to the Distributor to Sell the right to use or have used to an end user) used Licensed Products in accordance with Sections 2.1(a)(i) or 2.1(a)(ii) or (b) has agreed to pay to Company or its Affiliate(s) royalties on such Distributor’s sales of Licensed Products, in which case such Distributor shall be a Sublicensee for all purposes of this Agreement (and not a Distributor).

1.34    “Technological Information” means research data, designs, formulae, process information and other information pertaining to the invention(s) claimed in the Patent Rights (i) which is created by Dr. Ennio Antonio Chiocca and owned by Hospital and is not confidential information that is obligated to any Third Party and (ii) that is useful for Company to a material extent to utilize the licenses granted hereunder. Company agrees to treat all Technological Information in accordance with the provisions of Appendix E.

1.35    “Term” shall have the meaning set forth in Section 10.1.

1.36    “Third Party” means any person or entity other than Company, Hospital, and their respective Affiliates.

2.    LICENSE

2.1    Grant of License.

(a)	Subject to the terms of this Agreement, Hospital hereby grants to Company the rights referenced below, through the full end of the Term, in the License Field and in the License Territory, to include:

(i)

an exclusive, royalty-bearing license under Hospital’s rights in U.S. Patent [***], International Patent Application [***], and all U.S. and foreign issued patents and patent applications issuing therefrom to make, have made, use, have used, Sell and have Sold Products and to practice the Processes;

(ii)

a non-exclusive, royalty-bearing license under Hospital’s rights in U.S. Patent [***] to make, have made, use, and have used, Sell and have Sold Products and to practice the Processes, but not to Sell and have Sold Processes;

(iii)

the right to grant sublicenses under the rights granted in Section 2.1(a)(i) and 2.1(a)(ii) to Sublicensees, provided that in each case Company shall be responsible for the performance of any obligations of Sublicensees relevant to this Agreement as if such performance were carried out by Company itself, including, without limitation, the payment of any royalties or other payments provided for hereunder, regardless of whether the terms of any sublicense provide for such amounts to be paid by the Sublicensee directly to Hospital; and (iv) the nonexclusive right to use Technological Information disclosed by Hospital to Company hereunder in accordance with this Agreement.

(b)	The license granted in Section 2.1(a) above includes:

(i)

the right to grant to the final purchaser, user or consumer of Licensed Products the right to use such purchased Licensed Products in a method coming within the scope of the Patent Rights within the License Field and License Territory; and (ii) the right to grant a Distributor the right to Sell (but not to (x) make, have made, or (y) use or have used for the purposes of research and development, but such grant shall include the right to Sell to the end user the right to use or have used) such Licensed Products for or on behalf of Company, its Affiliates and Sublicensees in a manner consistent with this Agreement.

(c)

The foregoing license grant shall include the grant of such license to any Affiliate of Company, provided that such Affiliate shall assume the same obligations as those of Company and be subject to the same terms and conditions hereunder, and further provided that Company shall be responsible for the performance of all of such obligations and for compliance with all of such terms and conditions by Affiliate. Company shall provide to Hospital a fully signed, non-redacted copy of each agreement with any Affiliate that assumes the aforesaid obligations, including all exhibits, attachments and related documents and any amendments, within [***] days of request by Hospital. Such details shall be considered the Confidential Information of Company and the applicable Affiliate, and shall be treated in accordance with the provisions of Appendix E.

2.2    Sublicenses. Each sublicense granted hereunder shall be consistent with and comply with all the terms of this Agreement, shall incorporate terms and conditions sufficient to enable Company to comply with this Agreement, and shall prohibit any further sublicense or assignment by a Sublicensee without Hospital consent, and, in the case where the sublicense is a license of substantially all of the rights the Company is granted by the Hospital hereunder in any territory, shall provide that Hospital is a Third Party beneficiary thereof. Any sublicense granted by Company shall be subject to the prior written approval of Hospital, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, Company may grant sublicenses under Section 2.1(a)(iii), without the prior written consent of the Hospital, to a public or private entity having assets in excess of [***]U.S. dollars ($[***]). If a sublicense agreement involves the license of substantially all of the rights granted to the Company by Hospital hereunder in any particular territory (a “Material Sublicense”), Company shall provide to Hospital a fully signed non-redacted copy of all such sublicense agreements and amendments thereto, including all exhibits, attachments and related documents, within [***] days of executing the same. Material Sublicenses will be in writing, and will (i) require such Sublicensee to comply with the terms and conditions of this Agreement, including: payment of Royalties and Non-Royalty Income pursuant to Section 4.5, the reporting obligations set forth under Sections 5.3 and 5.4 (Reports and Records), the record keeping and audit requirements set forth under Section 5.5 (Audit Rights), the provisions regarding patent prosecution set forth under Article 6 (Patent Prosecution and Maintenance) but only to the extent prosecution rights are sublicensed, patent infringement set forth under Article 7 (Third Party Infringement and Legal Actions) and the confidentiality requirements set forth under Appendix E (Confidentiality); (ii) require such Sublicensee to indemnify, hold harmless and defend Hospital Indemnitees consistent with Section 8.1 (Indemnification) and carry insurance under the same or more favorable terms as those set forth in Section 8.2 (Insurance); (iii) include a provision that permits Company to terminate the Sublicense if such Sublicensee (or an Affiliate of such Sublicensee) challenges the validity of the Patent Rights directly, or indirectly through assistance granted to a Third Party, with respect to any of the Patent Rights sublicensed hereunder; and (iv) provide for termination or assignment to Hospital of Company’s interest therein upon termination in accordance with Section 10.8 (Effect of Termination on Sublicenses). Each copy of a Material Sublicense shall be considered the Confidential Information of Company and the applicable Sublicensee, and shall be treated in accordance with the provisions of Appendix E. Any sublicense which is not in accordance with this Agreement shall be null and void, subject to the Company’s right to cure any default of this provision following written notice from Hospital. Failure of a Sublicensee to a Material Sublicense to agree to be bound by the applicable terms of this Agreement or failure of Company to provide copies of a Material Sublicense agreement shall be deemed a failure to perform Company’s obligations, and Hospital may terminate this Agreement in accordance with Section 10.4.

2.3    Retained Rights; Requirements. Any and all licenses granted hereunder are subject to:

(a)

the right of Hospital and Hospital’s Affiliates and academic government and research collaborators to make and to use the subject matter described and/or claimed in the Patent Rights for research and educational purposes; provided however, that such research and educational purposes shall not include the production or manufacture of Products for sale and to the extent such research and educational use does not conflict with the provisions of this Agreement; and

(b)

for Patent Rights supported by federal funding, the rights, conditions and limitations imposed by U.S. law (see 35 U.S.C. § 202 et seq. and regulations pertaining thereto), including without limitation:

(i)	any royalty-free, non-exclusive license granted to the U.S. government; and

(ii)	any requirement that any Product used or sold in the United States shall be manufactured substantially in the United States.

2.4    No Additional Rights. It is understood that nothing in this Agreement shall be construed to grant Company or any of its Affiliates a license, express or implied, under any patent owned solely or jointly by Hospital other than the Patent Rights expressly licensed hereunder. Hospital shall have the right to license any Patent Rights to any other party for any purpose outside of the License Field or the License Territory.

2.5    Disclosure of Technological Information., IND Transfer. Upon execution of this Agreement, Hospital shall transfer to the Company at no additional cost, all know-how and Technical Information, including but not limited to all pre-clinical or clinical data, human safety data, preliminary efficacy data, and other regulatory data, documents and information related to any Product or Process in its possession. Additionally, the Hospital will use its reasonable efforts to assist the Company in the transfer of the existing investigator sponsored IND relating to the Product to a Company sponsored IND.

3.    DUE DILIGENCE OBLIGATIONS

3.1    Diligence Requirements. Company shall use, and shall cause its Affiliates and Sublicensees, as applicable, to use, Commercially Reasonable Efforts to develop and make available to the public Product(s) throughout the License Territory in the License Field. Such efforts shall include achieving the following diligence obligations for the development of Primary and Secondary Product(s) within the time periods designated below (“Diligence Requirements”):

Primary Product: Diligence milestones for the clinical and commercial development of Product as a monotherapy (“Primary Product”):

(a)	Completion of Arm A of the Phase 1 Clinical Trial in accordance with the terms of the Clinical Trial Agreement by January 1st, 2021;

(b)	Submit a clinical research plan reasonably acceptable to Hospital for a subsequent clinical trial of Primary Product in consultation with Hospital Team by March 1st, 2020;

(c)	Commence a subsequent clinical trial of Primary Product by January 1st, 2022;

(d)	Commence a Pivotal Clinical Trial of Primary Product by January 1st, 2024;

(e)

File a Biological License Application, as described in 21 C.F.R. 601.2 (“BLA”) with the FDA, or an equivalent application in a Major Market Country, for regulatory approval of a Primary Product by June 1st, 2026; and

(f)	Submit an application for Marketing Authorization Approval for use of a Primary Product to the applicable regulatory body of a second Major Market Country by June 1st, 2027.

3.2    Product Combinations. Company will use Commercially Reasonable Efforts to develop a Secondary Product. The Company will establish a joint steering committee to review Company’s recommendations for the development of Products, including but not limited to the development of Secondary Product(s) (“Joint Steering Committee”). The Joint Steering Committee shall meet (in person or by teleconference call) on at least a semi-annual basis and shall be made up of two (2) representatives from Company and two (2) representatives from Hospital Team. Dr. Ennio A. Chiocca (“Dr. Chiocca”) shall be one of the representatives from the Hospital Team.

3.3    Diligence Failures. The Parties understand that Company may fail to timely achieve the Diligence Requirements itemized in Sections 3.1 above due to clinical or regulatory reasons, including but not limited to: (i) unexpected data and results from toxicology studies, clinical trials, or manufacturing processes; (ii) unanticipated written directives, orders, or guidance from any governing body such as the FDA, other governmental agency, or any IRB, including a clinical hold; or (iii) resignation of Dr. Chiocca as principal investigator of the Phase 1 Clinical Trial for the Primary Product. Company may request revision of any Diligence Requirement in Section 3.1 upon written notice at least [***] days in advance of such milestone deadline. Such written notice shall be supported by evidence of technical difficulties or delays in clinical studies or regulatory processes that are outside of Company’s reasonable control and shall include a reasonably detailed plan, written in consultation with the Joint Steering Committee, for extending or amending any specific Diligence Requirement(s) hereunder (“Plan”). The Diligence Requirements shall be subsequently modified to reflect any modified Plan, subject in each case to the reasonable approval of the Hospital, such approval not unreasonably withheld, conditioned, or delayed. However, if following any approval of an amended Plan by Hospital (and subsequently the amended Diligence Requirements), Company has failed to fulfill any of its obligations under Section 3.1 or comply with the provisions of Section 3.2 relating to such amended Diligence Requirements, then Hospital may treat such failure as a default and may terminate this Agreement and/or any license granted hereunder in accordance with Section 10.4, subject to applicable cure periods. Failure for Company to achieve the specific Diligence Requirement under Section 3.1(f) shall not result in termination of this Agreement, but such failure shall restrict Company’s License Territory to the specific Major Market Country for which it has filed for a Biological License Application pursuant to the Diligence Requirement under Section 3.1 (e). Further, the Company may dispute any termination of the Agreement pursuant to Section 10.5.

3.4    Diligence Reports. Company shall provide all reports with respect to its obligations under Section 3.1 as set forth in Section 5. All such reports shall be deemed “Confidential Information” and subject to the terms of the agreement attached as Appendix E.

4.    PAYMENTS AND ROYALTIES

4.1    License Issue Fee. Company shall pay Hospital a non-refundable license issue fee in the amount of [***]U.S. dollars ($[***]) upon execution of this Agreement.

4.2    Patent Cost Reimbursement. Company shall reimburse Hospital for all costs associated with the preparation, filing, prosecution and maintenance of all Patent Rights (“Patent Costs”). As of the Effective Date, Hospital has incurred approximately [***]U.S. dollars ($[***]) in Patent Costs, which amount Company shall pay to Hospital upon execution of this Agreement. Company shall pay to Hospital, or at Hospital’s request directly to patent counsel, all other Patent Costs within [***] days of Company’s receipt of an invoice for such Patent Costs either from Hospital or Hospital’s patent counsel. Company agrees to indemnify, defend and hold Hospital harmless from and against any and all liabilities, damages, costs and expenses arising from the failure of Company to timely pay such invoices and Patent Costs. Hospital shall instruct patent counsel to provide copies to Hospital for Hospital’s administrative files of all invoices detailing Patent Costs which are sent directly to Company. If Company pays any Patent Costs directly, Company shall advise patent counsel that Hospital is and shall remain patent counsel’s client.

4.3    Annual License Fee; Annual Minimum Royalty.

(a)

Before First Commercial Sale. Prior to the First Commercial Sale, Company shall pay to Hospital [***]U.S. dollars ($[***]) as an annual license fee within [***] days beginning on the [***] anniversary of the Effective Date and for each year thereafter;

(b)

After First Commercial Sale. Following the First Commercial Sale, Company shall pay Hospital a non-refundable annual minimum royalty in the amount of [***]U.S. dollars ($[***]) per year within [***] days after each annual anniversary of the Effective Date. The Annual Minimum Royalty shall not be creditable against earned royalties for the first [***] years following First Commercial Sale, but shall be credited against royalties made on the following calendar year and for each year thereafter.

4.4    Milestone Payments. In addition to the payments set forth in Sections 4.1 through 4.3 above, Company shall pay Hospital the milestone payments set forth in this Section 4.4 within [***] days after the end of each Reporting Period in which such milestone occurs. Each of the following milestones shall be paid only once with respect to any Product to achieve such milestone, whether such milestone is achieved by Company, its Affiliates, or Sublicensees.

(a)	Clinical Milestones for Primary Product. Upon occurrence by Company or any of its Affiliates or Sublicensees of the following clinical milestones with respect to any Primary Product:

(i)	A one-time payment of [***]U.S. Dollars ($[***]) upon dosing of the first patient with Product in a Phase 2 Clinical Trial for Glioma patients;

(ii)	A one-time payment of [***]U.S. Dollars ($[***]) upon dosing of the first patient with Product in a Pivotal Clinical Trial for Glioma patients;

(iii)

A one-time payment of [***]U.S. Dollars ($[***]) upon approval of a BLA for a Product by the FDA, or an equivalent application for a Product by the applicable regulatory body in any Major Market Country; and

(iv)

Notwithstanding the foregoing, milestones 4.4(a)(i), 4.4(a)(ii), and 4.4(a)(iii) shall not become due and payable to Hospital unless and until: (a) such clinical milestone has been achieved; and (b) Company has transferred or sold all or substantially all of its assets or business or has been merged or consolidated with another entity in which the stockholders of the Company prior to such transaction are not the majority stockholders after the closing of such transaction (collectively an “Acquisition”). If there is no Acquisition, the milestones set forth in 4.4(a)(i), 4.4(a)(ii), and 4.4(a)(iii) shall accrue when achieved and become payable by Company upon the occurrence of the milestone in 4.4(b)(i) below (First Commercial Sale of a Primary Product in the United States).

(b)

Commercial Milestones for Primary Product. Upon occurrence by Company or any of its Affiliates or Sublicensees, as applicable, of the following commercial milestones with respect to any Primary Product:

(i)	Subject to 4.4(b)(iv) below, a one-time payment of [***]U.S. Dollars ($[***]) upon the First Commercial Sale of any Primary Product in the United States;

(ii)	A one-time payment of [***]U.S. Dollars ($[***]) upon the First Commercial Sale of any Primary Product in Europe;

(iii)	A one-time payment of [***]U.S. Dollars ($[***]) upon the First Commercial Sale of any Primary Product in Japan; and

(iv)

If some or all Clinical Milestones 4.4(a)(i), 4.4(a)(ii), and 4.4(a)(iii) have been accrued but not yet been remitted to Hospital pursuant to 4.4(a)(iv), such Clinical Milestones shall be remitted upon achievement of the commercial milestone in Section 4.4(b)(i) in addition to the payment due upon the First Commercial Sale of a Primary Product under such provision.

(c)

Sales Milestones. The sales milestones are one-time payments accruing across all indications in which any Licensed Product is used to treat patients as a monotherapy or in combination with another therapy. Upon occurrence by Company or any of its Affiliates or Sublicensees with respect to any Licensed Product:

(i)	A one-time payment of [***]U.S. Dollars ($[***]) upon the first-year that annual Net Sales exceed $[***] U.S. dollars; and

(ii)	A one-time payment of [***] U.S. Dollars ($[***]) upon the first-year that annual Net Sales exceed $[***] U.S. dollars.

(d)

Secondary Product Milestones. Additional product milestone payments shall be made for the clinical and commercial development of any Product in combination with another therapy modality for the treatment of solid tumors (“Secondary Product”). By way of example only, the use of any Product in combination with chimeric antigen receptor T cell therapy or a checkpoint inhibitor as a combination therapy shall be a Secondary Product. Company shall remit to Hospital payments upon occurrence of the following milestones for any Secondary Product, as described below:

Clinical Milestones:

(i)	A one-time payment of [***] U.S. Dollars ($[***]) upon the dosing of the first patient with Secondary Product in a Phase 2 Clinical Trial of Glioma patients; and

(ii)	A one-time payment of [***] U.S. Dollars ($[***]) upon the dosing of the first patient with Secondary Product in a Pivotal Clinical Trial of Glioma patients;

(iii)	A one-time payment of [***]U.S. Dollars ($[***]) upon approval of a BLA for a Secondary Product by the FDA, or its equivalent application in any Major Market Country; and

(iv)

Notwithstanding the foregoing, milestones 4.4(d)(i), 4.4(d)(ii), and 4.4(d)(iii) shall not become due and payable to Hospital unless and until (i) such clinical milestone has been achieved and (ii) an Acquisition has taken place in which the stockholders of the Company prior to such Acquisition are not the majority Stockholders after the closing of such Acquisition. If there is no Acquisition, the milestone set forth in 4.4(d)(i), 4.4(d)(ii), and 4.4(d)(iii) shall accrue when achieved and become payable by Company upon the occurrence of 4.4(d)(v) below (First Commercial Sale of any Secondary Product in the United States).

Commercial Milestones:

(v)	Subject to 4.4(d)(viii) below, a one-time payment of [***]U.S. Dollars ($[***]) upon the First Commercial Sale of any Secondary Product in the United States;

(vi)	A one-time payment of [***]U.S. Dollars ($[***]) upon the First Commercial Sale of any Secondary Product in Europe;

(vii)	A one-time payment of [***]U.S. Dollars ($[***]) upon the First Commercial Sale of any Secondary Product in Japan; and

(viii)

If some or all of the clinical milestones for development of a Secondary Product in 4.4(d)(i), 4.4(d)(ii), and 4.4(d)(iii) have been accrued but not yet been remitted to Hospital pursuant to 4.4(d)(iv), such clinical milestones for Secondary Product shall be remitted upon achievement of First Commercial Sale of any Secondary Product in the United States in 4.4(d)(v) in addition to any payment due under such provision.

To avoid over-payment of any specific milestone listed in Section 4.4, if a Sublicensee pays Company for achieving any of these same milestones listed in Section 4.4 and Company pays Hospital the entire amount of such milestone, then Company shall not be obligated to pay Hospital additional Non-Royalty Income on the amount already paid for such milestone, but shall be obligated to pay Hospital the Non-Royalty Income for any amount received in excess of the amounts listed hereunder as well as Non-Royalty Income not associated with any of the milestones listed in Section 4.4.

4.5    Royalties and Non-Royalty Income.

(a)

Beginning with the First Commercial Sale by Company, its Affiliates, or Sublicensees in the applicable country in the License Field in the License Territory, Company shall pay Hospital a royalty as provided below:

[***]% For the portion of Net Sales of Product(s) in a given calendar year that is less than $[***] U.S. dollars;

[***]% For the portion of Net Sales of Product(s) in a given calendar year that is greater than or equal to $[***] U.S. dollars but less than $[***] U.S. dollars;

[***]% For the portion of Net Sales of Product(s) in a given calendar year that is greater than or equal to $[***] U.S. dollars; and

[***]% For annual Net Sales of Derived Products.

(i)

Subject to (ii) below, with respect to each Product or Derived Product (as applicable) and on a country-by-country basis, Company’s obligation to pay royalties would commence on the date of First Commercial Sale of such Product or Derived Product in each country and would expire on the later of: (a) date on which there ceases to be a Claim of the Patent Rights in such country; (b) the expiration of all applicable periods of orphan designated drug, Hatch-Waxman or any other statutory or regulatory exclusivity covering such Product and/or Derived Product(s) in such country (“Market Exclusivity”); or (c) [***] years after the First Commercial Sale of such Product and/or Derived Product.

(ii)

In the event that a Product or is no longer covered by a Claim in a given country, Company shall be entitled to reduce the royalty rate due to Hospital, as provided under Section 4.5(a), on Net Sales of such Product in such country, by [***]percent ([***]%) until the expiration of all applicable Market Exclusivity covering such Product in such country, and at such time the Product shall become a Derived Product.

(iii)

If, in order to develop, manufacture or sell Product(s), Company is required to pay a royalty to a Third Party on a Product to avoid infringement of a Third Party’s patents, then Company shall be entitled to reduce the royalty payment due to Hospital only on such Product by [***]percent ([***]%) of the royalty payable to the Third Party(ies); provided however, that under no circumstance shall the royalties due to Hospital on any Product be reduced by more than half of the amount that would otherwise have been payable to Hospital on the applicable royalty-bearing Net Sales. Any royalties due to Hospital on Derived Product(s) shall not be similarly reduced.

(b)

Notwithstanding the royalty deductions permitted under Section 1.20(f), 4.5(a)(ii), and 4.5(a)(iii) above, under no event shall the royalty rate due to Hospital be lower than [***]percent ([***]%) for the Sale of any Product and [***]percent ([***]%) for the Sale of any Derived Product.

(c)	Company shall pay Hospital a percentage of any and all Non-Royalty Income attributable to the Sublicense of Licensed Product(s), as follows:

[***]% If such Sublicense occurs prior to the dosing of first patient in a Phase 2 Clinical Trial of Licensed Product;

[***]% If such Sublicense occurs after dosing of first patient in a Phase 2 Clinical Trial of Licensed Product but before approval of the BLA by the FDA, or approval of an equivalent application in another Major Market Country; and

[***]% If such Sublicense occurs after approval of the BLA by the FDA, or approval of an equivalent application in another Major Market Country.

(d)

All payments due to Hospital under this Section 4.5 shall be due and payable by Company within [***] days after the end of each Reporting Period and shall be accompanied by a report as set forth in Sections 5.3 and 5.4.

4.6    Form of Payment. All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States dollars. Each payment shall reference this Agreement and its Agreement Number and identify the obligation under this Agreement that the payment satisfies. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States, as reported in The Wall Street Journal, on the [***] day of the applicable Reporting Period. Such payments shall be without deduction of exchange, collection or other charges, and, specifically, without deduction of withholding or similar taxes or other government-imposed fees or taxes, except as permitted in the definition of Net Sales.

Checks for all payments due to the Hospital under this Agreement shall be made payable to “The Brigham and Women’s Hospital, Inc.” and addressed as set forth below:

Brigham and Women’s Hospital

BOA-Lockbox Services

PCSR Lockbox #415007

MA5-527-02-07

2 Morrissey Blvd

Dorchester, MA 02125

Reference Agreement #: A225152

Payments via wire transfer should be made as follows:

[***]

Brigham and Women’s Hospital

[***]

Reference Agreement #: [***]

4.7    Overdue Payments. The payments due under this Agreement shall, if overdue, bear interest beginning on the [***] day following the Reporting Period to which such payment was incurred and until payment thereof at a per annum rate equal to [***]percent ([***]%) above the prime rate in effect on the due date as reported by The Wall Street Journal, such interest rate being compounded on the [***] day of each Reporting Period, not to exceed the maximum permitted by law. Any such overdue payments when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not preclude Hospital from exercising any other rights it may have as a consequence of the lateness of any payment.

5.    REPORTS AND RECORDS

5.1    Diligence Reports. Within [***] days after the end of each calendar year, Company shall report in writing to Hospital on progress made toward the Diligence Requirements set forth in Section 3.1 during such preceding [***]month period (“Reporting Period”), including progress on research and development, status of clinical trials, applications for regulatory approvals, manufacturing, sublicensing, and the number of sublicenses entered into and any marketing conducted on Licensed Products.

5.2    Milestone Achievement Notification. Company shall report to Hospital the dates on which it achieves the milestones set forth in Section 4.4 within [***] days of each such occurrence.

5.3    Sales Reports. Company shall report to Hospital the date of the First Commercial Sale in each country of the License Territory within [***] days of each such occurrence. Following the First Commercial Sale, Company shall deliver reports to Hospital within [***] days after the end of each Reporting Period. Each report under this Section 5.3 shall have substantially the format outlined in Appendix C, shall be certified as correct by an officer of Company and shall contain at least the following information as may be pertinent to a royalty accounting hereunder for the immediately preceding Reporting Period:

(a)	the number of Licensed Products Sold by Company, its Affiliates and Sublicensees in each country;

(b)	the amounts billed, invoiced and received by Company, its Affiliates and Sublicensees for each Licensed Product, in each country, and total billings or payments due or made for all Licensed Products;

(c)	calculation of Net Sales for the applicable Reporting Period in each country, including an itemized listing of permitted offsets and deductions;

(d)	total royalties payable on Net Sales in U.S. dollars, together with the exchange rates used for conversion; and

(e)	any other payments due to Hospital under this Agreement.

If no amounts are due to Hospital for any Reporting Period, the report shall so state.

5.4    Non-Royalty Income Reports. Company shall, along with delivering payment as set forth in Section 4.6, report to Hospital within [***] days of receipt the amount of all Non-Royalty Income received by Company, and Company’s calculation of the amount due and paid to Hospital from such income, including an itemized listing of the source of income comprising such consideration, and the name and address of each entity making such payments in substantially the format outlined in Appendix D.

5.5    Audit Rights. Company shall maintain, and shall cause each of its Affiliates and Sublicensees to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to Hospital in relation to this Agreement, which records shall contain sufficient information to permit Hospital and its representatives to confirm the accuracy of any payments and reports delivered to Hospital and compliance in all other respects with this Agreement. Company shall retain and make available, and shall cause each of its Affiliates and Sublicensees to retain and make available, such records for at least [***] years following the end of the calendar year to which they pertain, to Hospital and/or its representatives and upon at least [***] days’ advance written notice, for inspection during normal business hours no more than one time per calendar year, to verify any reports and payments made and/or compliance in other respects under this Agreement. If any examination conducted by Hospital or its representatives (such examination to occur no more than one time per year with reasonable notice to Company) pursuant to the provisions of this Section show an underreporting or underpayment of [***]percent ([***]%) or more in any payment due to Hospital hereunder, Company shall bear the full cost of such audit and shall remit any amounts due to Hospital (including interest due in accordance with Section 4.7) within [***] days of receiving notice thereof from Hospital. This Section 5.5 shall survive for a period of [***] years following the termination of this Agreement.

5.6    Confidential Reports and Records. All information shared between the Parties pursuant to this Article 5 shall be “Confidential Information” under the Agreement between the Parties hereto and as set forth in Appendix E. The Hospital understands that it is the intention of the Company to become publicly traded and that any information disclosed to Hospital under this Agreement, including the reports delivered hereunder, may be deemed “material non-public information” under the state and federal securities laws.

6.    PATENT PROSECUTION AND MAINTENANCE

6.1    Prosecution. Hospital shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents included in Patent Rights, including, but not limited to, the filing of patent applications, extensions, continuations, continuations-in-part, divisionals, re-examinations, or re-issue applications. Company shall be given the opportunity to review and provide input thereto. Company shall reimburse Hospital for the Patent Costs incurred by Hospital relating thereto in accordance with Section 4.2.

6.2    Cooperation. With respect to any Patent Right licensed hereunder, Hospital shall instruct patent counsel prosecuting such Patent Right to (i) copy Company on patent prosecution documents that are received from or filed with the United States Patent and Trademark Office (“USPTO”) and foreign equivalent, as applicable; (ii) provide Company with copies of draft submissions to the USPTO and foreign equivalent, as applicable, prior to filing; and (iii) give consideration to the comments and requests of Company or its patent counsel prior to submission. Both Parties agree to provide reasonable cooperation to each other to facilitate the application and prosecution of the Patent Rights pursuant to this Agreement.

6.3    The Company shall promptly notify Hospital of the issuance of any Marketing Authorization Approval in each country and, where reasonably possible, useful, or valuable in the commercialization of Products, use Commercially Reasonable Efforts to assist Hospital with applying for any term extension, adjustment, restoration, or supplementary protection certificate pertaining to the Patent Rights, or other form of market exclusivity conferred by applicable laws and regulations (collectively, “Patent Term Extensions”) in the relevant country of the License Territory. Hospital shall, to the extent reasonably possible, useful, or valuable in the commercialization of Products, use reasonable efforts to, if and as requested by Company, obtain all available Patent Term Extensions, at Company’s expense. The Parties shall cooperate with each other in obtaining Patent Term Extensions wherever and whenever applicable, reasonably possible to obtain, and reasonably useful or valuable in the commercialization of Products.

6.4    Company’s Election Not to Proceed. Company may elect to surrender any patent or patent application included in the Patent Rights in any country upon [***] days advance written notice to Hospital. Such notice shall relieve Company from the obligation to pay for future Patent Costs but shall not relieve Company from responsibility to pay Patent Costs incurred prior to the expiration of the [***] day notice period. Such U.S. or foreign patent application or patent shall thereupon cease to be a Patent Right hereunder with respect only to those countries in which such patents or patent applications were surrendered by the Company, Company shall have no further rights therein and Hospital shall be free to license its rights to that particular U.S. or foreign patent application or patent to any Third Party on any terms.

6.5    Confidentiality of Prosecution and Maintenance Information. The Parties hereto agree to treat all information related to prosecution and maintenance of Patent Rights as Confidential Information in accordance with the provisions of Appendix E.

7.    THIRD PARTY INFRINGEMENT AND LEGAL ACTIONS

7.1    Hospital Right to Prosecute. Company and Hospital shall promptly provide written notice to the other Party of any alleged infringement or any challenge or threatened challenge to the validity, enforceability, or priority of any Patent Rights, and provide each other with any available evidence of such infringement, challenge or threatened challenge of the Patent Rights by a Third Party. Hospital will protect its Patent Rights from infringement and prosecute infringers when, in its sole judgment, such action may be reasonably necessary, proper and justified. If Company shall have supplied Hospital with written evidence demonstrating to Hospital’s reasonable satisfaction prima facie infringement of a claim of a Patent Right in the License Field and the License Territory by a Third Party which poses a material threat to Company’s rights under this Agreement, Company may by notice request Hospital to take steps to protect such Patent Right. Hospital shall notify Company within [***] days after receipt of such notice whether Hospital intends to prosecute the alleged infringement. If Hospital notifies Company that it intends to so prosecute, Hospital shall, within [***] days of its notice to Company, either: (i) cause such infringement to terminate, or (ii) initiate legal proceedings against the infringer.

7.2    Company Right to Prosecute. In the event Hospital notifies Company that Hospital does not intend to prosecute infringement identified under Section 7.1 or otherwise fails to initiate legal proceedings against the infringer as set forth in Section 7.1 above, Company may, upon notice to Hospital, initiate legal proceedings against the infringer at Company’s expense with respect to a claim of a Patent Right in the License Field and the License Territory. Before commencing such action, Company and, as applicable, any Affiliate, shall consult with Hospital, concerning, among other things, Company’s standing to bring suit, the advisability of bringing suit, the selection of counsel and the jurisdiction for such action and shall use reasonable efforts to accommodate the views of Hospital regarding the proposed action, including without limitation, with respect to potential effects on the public interest. Company shall be responsible for all costs, expenses and liabilities in connection with any such action and shall indemnify and hold Hospital harmless therefrom, regardless of whether Hospital is a party-plaintiff, except for the expense of any independent counsel retained by Hospital in accordance with Section 7.5 below.

7.3    Hospital Joined as Party-Plaintiff. If Company elects to commence an action as described in Section 7.2 above, Hospital shall have, in its sole discretion, the option to join such action as a party-plaintiff. If Hospital is required by law to join such action as a party-plaintiff, Hospital may either, in its sole discretion, permit itself to be joined as a party-plaintiff at the sole expense of Company, or assign to Company all of Hospital’s right, title and interest in and to the Patent Right which is the subject of such action (subject to all of Hospital’s obligations to the government under law and any other rights that others may have in such Patent Right). If Hospital makes such an assignment, such action by Company shall thereafter be brought or continued without Hospital as a party; provided however, that Hospital shall continue to have all rights of prosecution and maintenance with respect to Patent Rights and Company shall continue to meet all of its obligations under this Agreement as if the assigned Patent Rights were still licensed to Company hereunder.

7.4    Notice of Actions; Settlement. A Party shall not enter into any settlement, consent judgment or other voluntary final disposition of any action relating to the Patent Rights, including but not limited to appeals, without the prior written consent of the other Party (the “Cooperating Party”). The Cooperating Party shall provide the Controlling Party notice of its approval or denial of such approval within [***] business days of any request for such approval by the Controlling Party, provided that (i) in the event Cooperating Party wishes to deny such approval, such notice shall include a written description of Cooperating Party’s reasonable objections to the proposed settlement, consent judgment, or other voluntary disposition.

7.5    Cooperation. Each Party shall promptly inform the other if it becomes aware of any action or suit relating to the Patent Rights. Each Party agrees to cooperate reasonably in any action under Section 7 which is controlled by the other Party, provided the Controlling Party reimburses the Cooperating Party for any costs and expenses incurred by the Cooperating Party in connection with providing such assistance, except for the expense of any independent counsel retained by the Cooperating Party in accordance with this Section 7.5. The Controlling Party shall keep the Cooperating Party informed of the progress of such proceedings and shall make its counsel available to the Cooperating Party. The cooperating party shall also be entitled to independent counsel in such proceedings but at its own expense, said expense to be offset against any damages received by the Party bringing suit in accordance with Section 7.6.

7.6    Recovery. Any award paid by Third Parties as the result of such proceedings (whether by way of settlement or otherwise) shall first be applied to reimbursement of any legal fees and expenses incurred by either Party and then the remainder shall be divided between the Parties as follows:

(a)	(i) Company shall receive an amount equal to its lost profits on the infringing sales, or whichever measure of damages the court shall have applied; and

(ii)	Hospital shall receive an amount equal to the royalties and other amounts that Company would have paid to Hospital if Company had Sold the infringing Products rather than the infringer; and

(b)	the balance, if any, remaining after Company and Hospital have been compensated under Section 7.6(a) shall be shared equally by the Parties.

7.7    All communications and documents relating to this Article 7 shall be deemed “Confidential Information” pursuant to the agreement entered into between the Parties hereto and attached as Appendix E.

8.    INDEMNIFICATION AND INSURANCE

8.1    Indemnification.

(a)	Company shall indemnify, defend and hold harmless Hospital and its Affiliates and their respective trustees, directors, officers, medical and professional staff,

employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) (a “Loss”) incurred by or imposed upon the Indemnitees or any one of them in connection with any third party claims, suits, actions, demands or judgments arising from: (i) any theory of product liability (including, but not limited to, actions in the form of contract, tort, warranty, or strict liability) concerning any product, process or service made, used, or sold or performed pursuant to any right or license granted under this Agreement, or (ii) any claim by a third party that any Company product, process, or service made, used, or sold or performed pursuant to any right or license granted under this Agreement infringes any patent, copyright or trade secret, or (iii) Company breach of its obligations under Section 2.2 or 8.2 of this Agreement; except to the extent that Company can demonstrate that a Loss as described in clause (i), (ii) or (iii) hereof directly results from the gross negligence or intentional misconduct of Hospital and/or the Indemnitees.

(b)

Company agrees, at its own expense, to provide attorneys reasonably acceptable to the Hospital to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought; provided however, that any Indemnitee shall have the right to retain its own counsel, at the expense of Company, if representation of such Indemnitee by counsel retained by Company would be inappropriate because of conflict of interests of such Indemnitee and any other party represented by such counsel. Company agrees to keep Hospital informed of the progress in the defense and disposition of such claim and to consult with Hospital prior to any proposed settlement.

(c)	This section 8.1 shall survive expiration or termination of this Agreement.

8.2    Insurance.

(a)

Beginning at such time as any such product, process or service is being commercially distributed, sold, leased or otherwise transferred, or performed or used (other than for the purpose of obtaining regulatory approvals), by Company, an Affiliate or Sublicensee, Company shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $[***] per incident and $[***] annual aggregate and naming the Indemnitees as additional insureds. Such commercial general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for Company’s indemnification under Section 8.1 of this Agreement. If Company elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $[***] annual aggregate) such self-insurance program must be acceptable to the Hospital. The minimum amounts of insurance coverage required under this Section 8.2 shall not be construed to create a limit of Company’s liability with respect to its indemnification under Section 8.1 of this Agreement.

(b)

Company shall provide Hospital with written evidence of such insurance and the additional-insured status of the Indemnitees upon request of Hospital. If possible, Company shall provide Hospital with written notice at least [***] days prior to the cancellation, non-renewal or material change in such insurance. Failure of the Company to maintain the foregoing insurance shall be a material breach of this Agreement and the Hospital shall have the right to terminate this Agreement upon written notice pursuant to Article 10.3.

(c)

Company shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any such product, process, or service is being commercially distributed, sold, leased or otherwise transferred, or performed or used (other than for the purpose of obtaining regulatory approvals), by Company or by a licensee, Affiliate or agent of Company and (ii) a reasonable period after the period referred to in (c) (i) above which in no event shall be less than [***] years.

(d)

This section 8.2 shall survive expiration or termination of this Agreement. All communications between the Parties and documents relating to this Article 8 shall be deemed “Confidential Information” pursuant to the agreement entered into between the parties hereto and attached as Appendix E.

9.    DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

9.1    Title to Patent Rights. To the best knowledge of Hospital’s Innovation office, (a) Hospital is the owner in the following issued patents and patent applications: U.S. Patent [***] by assignment from [***]; U.S. Patent [***] by assignment from [***]; and International Patent Application [***] by assignment from [***]; (b) Hospital has not received any written claim or written notice that the Patent Rights are invalid or unenforceable, excluding written notices from patent offices received in the course of prosecuting the Patent Rights; (c) Hospital has not received any written notice of any current claims, liens or encumbrances with respect to the rights and licenses to the Patent Rights; (d) Hospital has the authority to enter into this Agreement and license the Patent Rights in the License Field (as defined in Appendix B); and (e) Hospital is not a party to any agreement that would preclude Hospital from granting the rights set forth in this Agreement.

9.2    No Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT HOSPITAL MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, CONCERNING THE PATENT RIGHTS AND THE RIGHTS GRANTED HEREUNDER, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AND HEREBY DISCLAIMS THE SAME. SPECIFICALLY, AND NOT TO LIMIT THE FOREGOING, HOSPITAL MAKES NO WARRANTY OR REPRESENTATION (i) REGARDING THE VALIDITY OR SCOPE OF ANY OF THE CLAIM(S), WHETHER ISSUED OR PENDING, OF ANY OF THE PATENT RIGHTS, AND (ii) THAT THE EXPLOITATION OF THE PATENT RIGHTS OR ANY LICENSED PRODUCT WILL NOT INFRINGE ANY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF HOSPITAL OR OF ANY THIRD PARTY.

9.3    Limitation of Liability. IN NO EVENT SHALL EITHER PARTY TO THIS AGREEMENT OR ANY OF THEIR AFFILIATES OR ANY OF THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS, MEDICAL OR PROFESSIONAL STAFF, EMPLOYEES AND AGENTS BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS, MEDICAL OR PROFESSIONAL STAFF, EMPLOYEES AND AGENTS FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE LICENSE OR RIGHTS GRANTED HEREUNDER, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, INCLUDING WITHOUT LIMITATION ECONOMIC DAMAGES OR INJURY TO PROPERTY OR LOST PROFITS, REGARDLESS OF WHETHER A PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

10.    TERM AND TERMINATION

10.1    Term. The term of this Agreement shall commence on the Effective Date and shall remain in effect until the later of:

(a)	the [***] anniversary of First Commercial Sale in the last country in which there has been a First Commercial Sale;

(b)	the date on which all issued patents and filed patent applications within the Patent Rights have expired or been abandoned; and

(c)	upon the expiration of any and all Market Exclusivity of any Licensed Product; unless this Agreement is terminated earlier in accordance with any of the other provisions of Section 10 (the “Term”).

10.2    Termination for Failure to Pay. Subject to Section 10.5, if Company fails to make any payment due hereunder, Hospital shall have the right to terminate this Agreement upon [***] days written notice, unless Company makes such payments plus any interest due, as set forth in Section 4.7, within said [***] day notice period. If payments are not made, Hospital may immediately terminate this Agreement at the end of said [***] day period.

10.3    Termination for Insurance and Insolvency.

(a)

Insurance. Hospital shall have the right to terminate this Agreement in accordance with Section 8.2(b) if Company fails to maintain the insurance required by Section 8.2 upon [***] days written notice, subject to Company’s right to cure during such notice period.

(b)

If the Company shall become bankrupt, or shall file a petition in bankruptcy, make an assignment of rights to Licensed Products for the benefit of creditors, or if the business of the Company shall be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether by the voluntary act of the Company or otherwise, Company shall provide notice thereof to Hospital and Hospital may terminate this Agreement upon written notice to Company.

10.4    Termination for Non-Financial Default. If Company or any of its Affiliates shall default in the performance of any of its other obligations under this Agreement not otherwise covered by the provisions of Section 10.2 and 10.3, and if such default has not been cured within [***] days after notice by Hospital in writing of such default, Hospital may immediately terminate this Agreement, and/or any license granted hereunder with respect to the country or countries in which such default has occurred, at the end of said [***] day cure period.

10.5    Dispute Resolution.

(a)

Any dispute or issue relating to or in connection with this Agreement (a “Dispute”) shall initially be referred to Hospital’s Chief Innovation Officer (“Innovation”) and Company’s CEO to resolve the Dispute. Notwithstanding any of the terms of this Section 10.5 and without limiting any other remedies that may be available, each Party shall have the right to seek immediate injunctive relief and other equitable relief from any court of competent jurisdiction to enjoin any breach or violation of this Agreement concerning confidential information or any other intellectual property licensed under this Agreement, without any obligation to undertake extra-judicial dispute resolution of any such Dispute or claim or otherwise to comply with this Section 10.5.

(b)

If Hospital’s Chief Innovation Officer and Company’s CEO are unable to resolve the Dispute within [***] days after such referral, then such Dispute shall be referred to a mediator who has been mutually selected by the Parties. If the Parties are unable to agree upon a mediator, then either Party may petition a court of competent jurisdiction in the Commonwealth of Massachusetts and such court shall appoint an independent mediator with relevant experience and sufficient qualifications to provide mediation services to the Parties.

(c)

If the Parties are unable to resolve the Dispute with the assistance of a mediator within [***] business days of the selection or appointment thereof, the Dispute shall be referred to arbitration. The Dispute shall be finally settled by binding arbitration in accordance with this Agreement and the substantive laws of the Commonwealth of Massachusetts, following the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). The venue for any arbitration hereunder shall be Boston, Massachusetts, United States, and each Party waives the defense of forum non conveniens and any other defense to personal jurisdiction on grounds of inconvenient forum or otherwise. The award of the arbitration shall be final and binding upon the Parties, and may be entered and enforced in any court of competent jurisdiction. Without limiting the foregoing, each Party consents to the jurisdiction of the state and federal courts in the Commonwealth of Massachusetts for purposes of any suit to compel mediation or arbitration and any suit to confirm and enforce an arbitration award.

(d)

If a Party believes that it will be irreparably harmed during the arbitration process, such Party may seek injunctive relief in any Massachusetts court having competent jurisdiction over the Parties and the subject matter to enjoin any breach or violation pending an adjudication on the merits in arbitration.

(e)

Each Party shall bear its own costs in obtaining the dispute resolution, as outlined above. If a dispute regarding termination is addressed pursuant to this Article 10.5, including but not limited to by arbitration or mediation, this Agreement shall remain in full force and effect until such dispute is resolved. All applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while any good faith negotiation, arbitration or mediation procedures are pending or ongoing.

10.6    Challenging Validity. During the Term, Company shall not challenge, and shall restrict its Affiliates and Sublicensees from challenging, the validity of the Patent Rights and, in the event of any breach of this provision, Hospital shall have the right to terminate this Agreement and any license granted hereunder immediately. In addition, if the Patent Rights are upheld Company shall reimburse Hospital for its legal costs and expenses incurred in defending any such challenge.

10.7    Termination by Company. Company shall have the right to terminate this Agreement, on a territory by territory basis, by giving [***] days advance written notice to Hospital and, subject to Section 10.10, upon such termination shall immediately cease all use and Sales of Licensed Products and all uses of Processes in such territory.

10.8    Effect of Termination on Sublicenses. Any sublicenses granted by Company under this Agreement shall provide for termination or assignment to Hospital of such sublicense in the applicable territory, at the option of Hospital, upon termination of this Agreement (or termination of a territory, as applicable).

10.9    Effects of Termination of Agreement. Upon termination of this Agreement or any of the licenses hereunder for any reason, final reports in accordance with Section 5 shall be submitted to Hospital and all royalties and other payments, including without limitation any unreimbursed Patent Costs, accrued or due to Hospital as of the termination date shall become immediately payable in each applicable territory. If this Agreement is terminated pursuant to Sections 10.2, 10.3, 10.4, 10.6, or 10.7 Company shall cease, and shall cause its Affiliates and Sublicensees to cease under any sublicense granted by Company in such territory, all Sales and uses of Licensed Products and uses of Processes upon such termination in such territory, subject to Section 10.10. The termination or expiration of this Agreement or any license granted hereunder shall not relieve Company, its Affiliates or Sublicensees of obligations arising before such termination or expiration. If this Agreement expires at the full end of the Term as it is defined in 10.1 above, Company will then have a perpetual, paid up, royalty-free non-exclusive license under all rights granted under this Agreement to make, have made, use, have used, lease, import and export, offer to sell, sell have sold, produce, manufacture, distribute and market Licensed Products in the License Field and in the License Territory.

10.10    Inventory. Upon early termination of this Agreement in a particular territory other than for Company default, Company, Company Affiliates and Sublicensees may complete and sell any work-in-progress and inventory of Licensed Products that exist as of the effective date of termination provided that (i) Company pays Hospital the applicable running royalty or other amounts due on such Net Sales in accordance with the terms and conditions of this Agreement, and (ii) upon the full termination of this Agreement, Company, Company Affiliates, and Sublicensees shall complete and sell all work-in-progress and inventory of Licensed Products within [***] months after the effective date of termination. Upon expiration of this Agreement, Company shall pay to Hospital the royalties set forth in Section 4.5(a) for Sales of any Licensed Product that was in inventory or was a work-in-progress on the date of expiration of the Agreement.

11.    COMPLIANCE WITH LAW

11.1    Compliance. Company shall have the sole obligation for compliance with, and shall ensure that any Affiliates and Sublicensees comply with, all government statutes and regulations that relate to Licensed Products and Processes, including, but not limited to, those of the Food and Drug Administration and the Export Administration, as amended, and any applicable laws and regulations of any other country in the License Territory. Company agrees that it shall be solely responsible for obtaining any necessary licenses to export, re-export, or import Licensed Products and Processes covered by Patent Rights, Technological Information, and/or Confidential Information. Company shall indemnify and hold harmless Hospital for any breach of Company’s obligations under this Section 11.1.

11.2    Patent Numbers. Company shall cause all Products sold in the United States to be marked with all applicable U.S. Patent Numbers, to the full extent required by United States law. Company shall similarly cause all Products shipped to or sold in any other country to be marked in such a manner as to conform with the patent laws and practices of such country.

12.    MISCELLANEOUS

12.1    Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and this Agreement shall supersede and replace, in its entirety, the Exclusive Option Agreement (effective on January 20, 2018; BWH Agreement No.: A224945) previously entered into by the Parties hereto.

12.2    Notices. Any notices, reports, waivers, correspondences or other communications required under or pertaining to this Agreement shall be in writing and shall be delivered by hand, or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered), or by electronic mail confirmed by one of the foregoing methods, to the other Party. Notices will be deemed effective (a) three (3) working days after deposit, postage prepaid, if mailed, (b) the next day if sent by overnight mail, or (c) the same day if sent by electronic mail and confirmed as set forth above or delivered by hand. Unless changed in writing in accordance with this Section, the notice address for the Parties shall be as follows:

If to Hospital:

Partners Healthcare Innovation

Brigham and Women’s Hospital

215 First Street, Suite 500

Cambridge, MA 02142

Attn: Daniel Castro, Managing Director

Email: [***]

Agreement No. [***]

If to Company:

Advantagene Inc.

440 Lexington Avenue

Auburndale, MA 02466

Attn: Chief Executive Officer, Legal Department

Email:[***]

12.3    Amendment; Waiver. This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by an authorized signatory of the Parties or, in the case of a waiver, by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

12.4    Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

12.5    Assignment. Company shall not assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of Hospital. Notwithstanding the foregoing, no such consent will be required to assign this Agreement (i) if Company has fulfilled its diligence obligations as set forth in Section 3.1 and (ii) such assignment is in connection with the disposition or transfer of all, or substantially all, of its assets relating to this Agreement whether by sale, merger, operation of law or otherwise is to (a) to a publicly traded company or an entity having assets in excess of [***]U.S. dollars ($[***]) or (b) to an Affiliate of Company with assets in excess of [***]U.S. dollars ($[***]), provided, however, there shall be no such asset qualification if the Affiliate is a wholly owned subsidiary of the Company. In either of the foregoing each such Affiliate, successor, or purchaser shall agree in writing to be bound by the terms of this Agreement at the time of such assignment. Company shall notify Hospital in writing of any such assignment and provide a copy of the assignment documents to Hospital within [***] days of such assignment. Further, if Company is acquired or merged with a Third Party prior to completion of the Phase 1 Clinical Trial in Glioma patients, Company’s successor or purchaser shall notify Hospital in writing of their intention to: (i) continue with the Phase 1 Clinical Trial; and (ii) pursue a successive clinical trial of Licensed Product within [***] days of such assignment. If Company’s successor or purchaser notifies Hospital within such [***]day period that it does not intend to continue with the Phase 1 Clinical Trial and/or pursue a successive clinical trial of Licensed Product, then such notice may serve as grounds for termination of this Agreement pursuant to Section 10.4. Failure of an assignee to agree to be bound by the terms hereof shall be grounds for termination of this Agreement pursuant to Section 10.4. Finally, neither any rights granted under this Agreement nor any sublicense may be assigned by any Sublicensee (except pursuant to a sale of substantially all of their assets) without the prior written consent of Hospital, such consent not to be unreasonably withheld.

12.6    Force Majeure. Neither Party shall be responsible for delays resulting from causes beyond the reasonable control of such Party, including without limitation, fire, explosion, flood, war, sabotage, strike or riot, provided that the nonperforming Party uses Commercially Reasonable Efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

12.7    Use of Name. Neither Party shall use the name of the other Party or of any trustee, director, officer, staff member, employee, student or agent of the other Party or any adaptation thereof in any advertising, promotional or sales literature, publicity without the prior written approval of the Party or individual whose name is to be used, except as required by law or regulation. For Hospital, such approval shall be obtained from Hospital’s Public Affairs Office. Notwithstanding the foregoing, Company may disclose the existence of this Agreement with bona fide and potential or existing investors, provided that it shall do so under written terms of confidentiality at least as protective of Hospital as those set forth in Appendix E, and provided further that Company shall be responsible for strict compliance by such investors with the terms of this Agreement and any breach thereof.

12.8    Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding with respect to conflict of laws, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. Each Party agrees to submit to the exclusive jurisdiction of the Superior Court for Suffolk County, Massachusetts, and the United States District Court for the District of Massachusetts with respect to any claim, suit or action in law or equity arising in any way out of this Agreement or the subject matter hereof.

12.9    Hospital Policies. Company acknowledges that Hospital’s employees and medical and professional staff members and the employees and staff members of Hospital’s Affiliates are subject to the applicable policies of Hospital and such Affiliates, including, without limitation, policies regarding conflicts of interest, intellectual property and other matters. Company shall provide Hospital with any agreement it proposes to enter into with any employee or staff member of Hospital or any of Hospital’s Affiliates for Hospital’s prior review and shall not enter into any oral or written agreement with such employee or staff member which conflicts with any such policy. Hospital shall provide Company, at Company’s request, with copies of any such policies applicable to any such employee or staff member.

12.10    Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this Agreement shall not be affected thereby. It is further the intention of the Parties that in lieu of each such provision which is invalid, illegal or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the Parties to such invalid, illegal or enforceable provision, but shall be valid, legal and enforceable.

12.11    Survival. In addition to any specific survival references in this Agreement, Sections 1, 2.4, 4.6, 4.7, 5.3, 5.4, 5.5, 5.6, 6.5, 8.1, 8.2, 9.2, 9.3, 10.9, 10.10, 12.1, 12.2, 12.3, 12.7, 12.8, 12.10, 12.11, 12.12 and 12.13 shall survive termination or expiration of this Agreement. Any other rights, responsibilities, obligations, covenants and warranties which by their nature should survive this Agreement shall similarly survive and remain in effect.

12.12    Interpretation. The parties hereto are sophisticated, have had the opportunity to consult legal counsel with respect to this transaction and hereby waive any presumptions of any statutory or common law rule relating to the interpretation of contracts against the drafter.

12.13    Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

12.14    Counterparts; Facsimile; Electronic Mail. The Agreement may be executed in counterparts and delivered by facsimile or electronic mail with the same effect as an original.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date first written above.

ADVANTAGENE, INC.	THE BRIGHAM & WOMEN’S HOSPITAL

BY:		BY:

NAME:	Estuardo Aguilar-Cordova, MD (inf) PhD	NAME:	Daniel Castro

TITLE:	Chief Executive Officer	TITLE:	Managing Director

DATE:		DATE:

Appendix A

PATENT RIGHTS

Patent No. / Application No.	Patent / Publication No.	Filing Date	Status	Title
[***]	[***]	[***]	[***]	[***]
[***][***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***][***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***][***]	[***]	[***]	[***]
[***]	[***][***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

Appendix A

PATENT RIGHTS

Patent No. / Application No.	Filing Date	Status	Title
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Appendix A

PATENT RIGHTS

(Continued)

Patent No. / Application No.	Filing Date	Status	Title
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Appendix B

DESCRIPTION OF TECHNOLOGICAL INFORMATION

a.	copies of all regulatory submissions (i.e., IND application);

b.	any communications with applicable regulatory authorities, including the FDA, EMEA, or any IRB and the minutes of any meetings with such authorities relating to rQNestin34.5v2;

c.	DMFs and any trial, drug, device, or other master files relating to any rQNestin34.5v2, including copies of all case report forms;

d.	copies of all listings and tables of results from the clinical trials relating to any rQNestin34.5v2;

e.	copies of all treatment-related serious adverse event reports from the clinical trials relating to rQNestin34.5v2;

f.	storage of and access permission to any retained samples of materials used in clinical trials relating to rQNestin34.5v2;

g.	access to contract and clinical research organizations involved in the preclinical studies and clinical trials relating to rQNestin34.5v2;

h.	the data, files and results of any chemistry, manufacturing, or control-related activities regarding rQNestin34.5v2; and

i.	Information for the manufacturing of Licensed Products or conducting preclinical studies and clinical trials and other development activities with respect to rQNestin34.5v2

Appendix C

SALES REPORTS

AGREEMENT INCOME REPORT	Royalty Income

BWH Agreement # -	[***]

Licensee -	Advantagene, Inc.

Sub-Licensee -

Separate reports must be filed for:

1.	Each Licensed Product sold.

2.	Each country of sale, if different deductions or royalty rates apply.

Licensed Product Name:

Report Time Period:

From	mm/dd/yyyy
To	mm/dd/yyyy

Country of Sale

Quantity Sold

Gross Sales (USD)	$	$	$

Exchange Rate

Deductions (Itemize)

Please list each deduction separately. Use same definition as appears in Agreement and include the contract paragraph as a reference (Std Section 1.17(a)(ii) line item deductions listed below).

A1.

A2.

A3.

A4.

B.

Total Deductions	( )	( )	( )

Net Sales

Royalty Percentage

Credits (itemize)	( )	( )	( )

Royalties Due	$	$	$

Appendix D

NON-ROYALTY INCOME

AGREEMENT INCOME REPORT	Royalty Income

BWH Agreement # -	[***]

Licensee -	Advantagene, Inc.

Sub-Licensee -

Separate reports must be filed for Payments associated with each Licensed Product:

Licensed Product Name:

Report Time Period:

From	mm/dd/yyyy
To	mm/dd/yyyy

Detailed Explanation of Payment

Required for “Other Payment”

Annual Fees/Minimum Royalties	$

Milestone Payments	$

Sublicense Fees and Royalties	$

Other Payment	$

Other Payment	$

Other Payment	$

TOTAL	$

PLEASE ATTACH DETAIL AS REQUIRED

Appendix E

CONFIDENTIALITY TERMS AND CONDITIONS

1.    Definition of Confidential Information. “Confidential Information” means any information, including but not limited to data, techniques, protocols or results, or business, financial, commercial or technical information, disclosed by one Party (each a “Discloser” as applicable) to the other Party (each a “Recipient” as applicable) in connection with the terms of that certain Exclusive License Agreement dated September 15, 2020 (the “Agreement”) and identified as confidential at the time of disclosure (the “Purpose”). Hospital’s Confidential Information shall also include all information disclosed by Hospital to Company in connection with the Patent Rights. Capitalized terms used in this Appendix that are not otherwise defined herein have the meanings ascribed in the Agreement to which this Appendix is attached and made a part thereof.

2.    Exclusions. “Confidential Information” under this Agreement shall not include any information that (i) is or becomes publicly available through no wrongful act of Recipient; (ii) was known by Recipient prior to disclosure by Discloser, as evidenced by tangible records; (iii) becomes known to Recipient after disclosure from a Third Party having an apparent bona fide right to disclose it; (iv) is independently developed or discovered by Recipient without use of Discloser’s Confidential Information, as evidenced by tangible records; or (v) is disclosed to another party by Discloser without restriction on further disclosure. The obligations of confidentiality and non-use set forth in this Agreement shall not apply with respect to any information that Recipient is required to disclose or produce pursuant to applicable law, court order or other valid legal process provided that Recipient promptly notifies Discloser prior to such required disclosure, discloses such information only to the extent so required and cooperates reasonably with Discloser’s efforts to contest or limit the scope of such disclosure.

3.    Permitted Purpose. Recipient shall have the right to, and agrees that it will, use Discloser’s Confidential Information solely for the Purpose as described in the Agreement, except as may be otherwise specified in a separate definitive written agreement negotiated and executed between the Parties.

4.    Restrictions. For the term of the Agreement and a period of [***] years thereafter (and indefinitely with respect to any individually identifiable health information disclosed by Hospital to Company, if any), each Recipient agrees that: (i) it will not use such Confidential Information for any purpose other than as specified herein, including without limitation for its own benefit or the benefit of any other person or entity; and (ii) it will use reasonable efforts (but no less than the efforts used to protect its own confidential and/or proprietary information of a similar nature) not to disclose such Confidential Information to any other person or entity except as expressly permitted hereunder. Recipient may, however, disclose Discloser’s Confidential Information only on a need-to-know basis to its and its Affiliates employees, staff members and agents (“Receiving Individuals”) who are directly participating in the Purpose and who are informed of the confidential nature of such information, provided Recipient shall be responsible for compliance by Receiving Individuals with the terms of this Agreement and any breach thereof. Each Party further agrees not to use the name of the other Party or any of its Affiliates or any of their respective trustees, directors, officers, staff members, employees, students or agents in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of the Party or individual whose name is to be used, in the case of Hospital such approval to be given by the Public Affairs Department. This Section 4 shall survive termination or expiration of the Agreement.

5.    Right to Disclose. Discloser represents that to the best of its knowledge it has the right to disclose to each Recipient all of Discloser’s Confidential Information that will be disclosed hereunder.

6.    Ownership. Subject to the terms of the Agreement, all Confidential Information disclosed pursuant to this Agreement, including without limitation all written and tangible forms thereof, shall be and remain the property of the Discloser. Upon termination of this Agreement, if requested by Discloser, Recipient shall return or destroy at Discloser’s discretion all of Discloser’s Confidential Information, provided that Recipient shall be entitled to keep one copy of such Confidential Information in a secure location solely for the purpose of determining Recipient’s legal obligations hereunder.

7.    No License. Nothing in this Appendix E shall be construed as granting or conferring, expressly or impliedly, any rights by license or otherwise, under any patent, copyright, or other intellectual property rights owned or controlled by Discloser relating to Confidential Information, except as specifically set forth in the Agreement.

8.    Remedies. Each Party acknowledges that any breach of this Agreement by it may cause irreparable harm to the other Party and that each Party is entitled to seek injunctive relief and any other remedy available at law or in equity.

9.    General. These confidentiality terms and conditions, along with the Agreement, contain the entire understanding of the Parties with respect to the subject matter hereof, and supersede any prior oral or written understandings between the parties relating to confidential treatment of information. Sections 1, 2, 4, 6, 8 and 9 of these confidentiality terms and conditions shall survive any expiration or termination of the Agreement.